                                                                     Exhibit 2.2

                          NTL - ETL TRANSFER AGREEMENT

THIS ASSET TRANSFER AGREEMENT (this "Agreement"), dated as of 31 December 1996
                                     ---------
is made between Northern Telecom Limited, a Canadian corporation ("NTL"), and
                                                                   ---
Entrust Technologies Limited, an Ontario corporation ("Entrust").
                                                       -------

WHEREAS, NTL and the business entities controlled, directly or indirectly by NTL (the "Affiliates"), have created a business that designs, develops, markets and
      ----------
licenses the automated public key infrastructure ("PKI") software and encryption
                                                   ---
hardware products specified in Exhibit G ("Entrust Products"); and
                                           ----------------

WHEREAS, NTL has granted to its wholly owned subsidiary, Northern Telecom Inc., a Delaware corporation ("NTI"), the exclusive rights to commercially exploit the
                         ---
technology incorporate in Entrust Products within the United States of America and Puerto Rico (the "Nortel Entrust License"); and
                      ----------------------

WHEREAS, pursuant to an agreement between NTI and Entrust Technologies Inc., a Maryland corporation ("ETI"), of even date (the "NTI Transfer Agreement"), ETI
                       ---                       ----------------------
acquired from NTI, all of NTI's rights in and to the Nortel Entrust License, NTI's executory contracts for distributing and licensing to customers in the U.S.A. and Puerto Rico the Entrust Products and other related assets and obtained the services of the NTI employees and contractors involved in the Global Entrust Business (as defined in the NTI Transfer Agreement) carried on in the U.S.A.; and

WHEREAS, Entrust desires to acquire from NTL, the intellectual property created by or used in the Entrust Business (as defined herein) subject to the Nortel Entrust License and other encumbrances, the contracts arising from or related to the Entrust Business, the employees and contractors of NTL and its Affiliates engaged in the Entrust Business (other than those employed by NTI), the equipment used in the Entrust Business, the inventory of the Entrust Business and other related assets of the Entrust Business, all as more specifically provided for herein;

NOW, THEREFORE, NTL and Entrust, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

Capitalized terms used in this Agreement are used as defined in this Article I or elsewhere in this Agreement. As used herein:

"Additional Agreements" means the service agreement and the strategic alliance
 ---------------------
agreement of even date entered into between NTL and ETI.

"Agreement" has the meaning specified in the preamble hereof.
 ---------

"Affiliates" has the meaning specified in the first recital hereof.
 ----------

"Assumed Contracts" has the meaning specified in Section 2.01(b).
 -----------------

"Assumed Liabilities" has the meaning specified in Section 3.01.
 -------------------

"Effective Date" means the close of business on the date specified in the
 --------------
preamble hereof.

"Entrust" has the meaning specified in the preamble hereof.
 -------

"Entrust Assets" has the meaning specified in Section 2.01.
 --------------

"Entrust Business" means the business carried on outside the U.S.A. related to
 ----------------
the design, research, development (by individuals including, but not limited to, the Entrust Personnel) of automated public key infrastructure software and encryption hardware products (including, but not limited to, the Entrust Products) by the business unit of NTL and its subsidiaries known as Secure Networks Division ("SDN") and to marketing, distribution and licensing of Entrust Products by SDN.

"Entrust Personnel" means the employees and contractors of the Entrust Business
 -----------------
specified in Exhibit D and excludes any employees and contractors located in the U.S.A.

"Entrust Products" has the meaning specified in the first recital hereof.
 ----------------

"Entrust Technology" has the meaning specified in Section 2.01(a) hereof.
 ------------------

"Equipment" has the meaning specified in Section 2.01(d).
 ---------

"ETI" has the meaning specified in the third recital hereof.
 ---

"Excluded Assets" has the meaning specified in Section 2.02.
 ---------------

"Excluded IPR" has the meaning specified in Section 7.01(d)(ii).
 ------------

"Excluded Technology" has the meaning specified in Section 2.02(a).
 -------------------

"Excluded Trade Secrets" has the meaning specified in Section 7.01(d)(ii).
 ----------------------

"Global Entrust Assets" means the "Entrust Assets" as defined in the NTI
 ---------------------
Transfer Agreement and the Entrust Assets.

"Global Entrust Business" means the "Entrust Business" as defined in the NTI
 -----------------------
Transfer Agreement and the Entrust Business.

"Intellectual Property" has the meaning specified in the NTI Transfer Agreement.
 ---------------------

"Inventory" has the meaning specified in Section 2.01(e).
 ---------

"IPR" has the meaning specified in Section 7.01(d)(i).
 ---

"Non-material IPR" has the meaning specified in Section 7.01(d)(iv).
 ----------------

"Nortel" means NTL and its Affiliates other than NTI and Nortel Communication
 ------
Systems Inc.

"Nortel Entrust License" has the meaning specified in the second recital hereof.
 ----------------------

"NTI" has the meaning specified in the second recital hereof.
 ---

"NTI Excluded Assets" means the "Excluded Assets' as defined in the NTI Transfer
 -------------------
Agreement.

"NTI Transfer Agreement" has the meaning specified in the third recital hereof.
 ----------------------

"NTL" has the meaning specified in the preamble hereof.
 ---

"PKI" has the meaning specified in the first recital hereof.
 ---

"Retained Liabilities" has the meaning specified in Section 3.02.
 --------------------

"Statement of Net Assets" has the meaning specified in Section 7.01(b).
 -----------------------

"Trade Secrets" has the meaning specified in Section 7.01(d)(ii).
 -------------


                                  ARTICLE II
                                ENTRUST ASSETS
                                --------------

Section 2.01. Transfer to Entrust. Subject to the terms and conditions hereof,
              -------------------
NTL, on behalf of Nortel, hereby transfers, conveys and assigns to Entrust, and Entrust acquires, Nortel's entire right, title and interest in, to and under all of the assets and properties (excluding, however, the Excluded Assets) described below (such assets, collectively, the "Entrust Assets"):
                                       --------------

(a)  Entrust Technology. All the patents (including foreign equivalents) and
     ------------------
     patent applications specified in Exhibit A and all inventions that have arisen from the Entrust Business, all copyrights created by Entrust Personnel used in the Entrust Products and all copyrights acquired or licensed by Nortel primarily for use in Entrust Products (including object code, source code, product documentation and marketing materials), all trade secrets and confidential information (including formulae and research and development) relating primarily to Entrust Products or arising from the Entrust Business and the trademarks, trademark applications, service marks and trade names (and related goodwill) used by the Entrust Business specified in Exhibit A, all as of the Effective Date ("Entrust
                                                            -------
     Technology").
     ----------

(b)  Assumed Contracts. Subject to Section 2.03, (i) the Nortel Entrust License,
     -----------------
     (ii) all contracts and subcontracts for the sale, purchase, distribution or licensing of Entrust Products or related services (including services of independent contractors), or both, entered into in the course of the Entrust Business by Nortel including those contracts listed in Exhibit C; and (iii) all other commitments or other understandings entered into in the ordinary course of the Entrust Business prior to or on the Effective Date (collectively, the "Assumed Contracts").
                                                           -----------------

(c)  Records. All customer and prospective customer lists, business records,
     -------
     reports, plans, records, product specifications, training manuals, correspondence, regulatory reports and documents, maintenance schedules, operating and productions records, business plans, copies of personnel records of employees (other than medical records), marketing or other studies and other documents and data which relate to the Entrust Business as of the Effective Date.

(d)  Equipment. All office equipment owned by Nortel used primarily in the
     ---------
     Entrust Business including the equipment listed in Exhibit E whether or not portable or removable and all similar equipment recently acquired that is used solely by Entrust Personnel as of the Effective Date (collectively, the "Equipment"). ALL EQUIPMENT SHALL BE TRANSFERRED "AS IS" AND "WHERE IS"
          ---------
     IN ITS CONDITION ON THE EFFECTIVE DATE. NO REPRESENTATIONS, CONDITIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXTEND TO SUCH EQUIPMENT, EXCEPT FOR THE WARRANTY OF TITLE AND OTHER WARRANTIES SET FORTH IN ARTICLE VI HEREOF AND OTHER MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT; provided, however, that nothing herein shall be deemed to negate
                --------  -------
     any existing warranties or guarantees of the manufacturers of such Equipment and, to the extent permitted by the terms of such warranties or guarantees, NTL hereby assigns all of its rights with respect thereto to Entrust.

(e)  Inventory. All inventories of Entrust Products which listed in Exhibit F,
     ---------
     related parts and all similar inventory acquired for the Entrust Business as of the Effective Date (collectively, the "Inventory"). ALL INVENTORY
                                                  ---------
     SHALL BE TRANSFERRED "AS IS" AND "WHERE IS" IN ITS CONDITION ON THE EFFECTIVE DATE. NO REPRESENTATIONS, CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXTEND TO SUCH INVENTORY, EXCEPT FOR THE WARRANTY OF TITLE AND OTHER WARRANTIES SET FORTH IN ARTICLE VII HEREOF AND OTHER MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT; provided, however, that
                                                       --------  -------
     nothing herein shall be deemed to negate any existing warranties or guarantees of the manufacturers of such Inventory and, to the extent permitted by the terms of such warranties or guarantees, NTL hereby assigns all of its rights with respect thereto to Entrust.

Section 2.02. Excluded Assets. The following assets (the "Excluded Assets") are
              ---------------
specifically excluded from any conveyance, transfer or assignment pursuant to this Agreement, whether or not they would otherwise be included in the Entrust
Assets:

(a)  Excluded Technology. The technology specified in Exhibit B and all trade
     -------------------
     names and trademarks of NTL and its Affiliates other than those specified in Exhibit A ("Excluded Technology");
                    -------------------

(b)  Excluded Contracts. Any and all agreements between Nortel and its employees
     ------------------
     comprising Entrust Personnel and any agreements primarily of general application to Nortel and its affiliates from which the Entrust Business has benefited. (For greater certainty, none of the agreements listed in Exhibit C is an Excluded Asset.);

(c)  Accounts Receivable. Accounts receivable arising out of the Entrust
     -------------------
     Business in the ordinary course which became due and payable prior to the Effective Date; and

(d)  Cash. All cash and marketable securities currently used in connection with
     ----
     the Entrust Business.

Section 2.03. Assignment of Contracts.
              -----------------------

(a)  Consents. Nothing in this Agreement shall be construed as an attempt to
     --------
     assign to Entrust any Assumed Contract that, as a matter of law or by the terms thereof, is not assignable without the consent of the other party or parties to such assignment or to the change of control of the Entrust Business resulting from a consummation of the transactions provided for in this Agreement unless such consent has been given. NTL shall make all commercially reasonable efforts to obtain (including the provision of such reasonable payments and assurances as may be required), where required, consents of all requisite parties to the assignment by NTL to Entrust of the Assumed Contracts.

(b)  Interim Provisions. Until assigned to Entrust with the requisite consent,
     ------------------
     NTL shall hold each Assumed Contract in trust for the benefit of Entrust as of the Effective Date. NTL shall, at the request and expense (but only to the extent that such expenses are reasonable) and under the direction of Entrust, take all such commercially reasonable actions and do or cause to be done all such commercially reasonable things as are necessary or proper in order that the obligations of NTL thereunder may be performed in such manner that the value of an Assumed Contract so held in trust is preserved and enures to the benefit of Entrust, and that the collection of any moneys to become due and payable after the Effective Date in and under the Assumed Contract are received by Entrust; and NTL shall pay over to Entrust all moneys collected by or paid to Nortel in respect of every such Assumed Contract once a month. Entrust shall save NTL harmless from any claim or liability under or in respect of each Assumed Contract arising because of any action of Nortel taken pursuant to the foregoing sentence.

                                  ARTICLE III
                              ASSUMED LIABILITIES
                              -------------------

Section 3.01. Assumption of Future Liabilities by Entrust. Except for NTL's
              -------------------------------------------
ongoing obligations under Section 2.03 and Article IX, Entrust hereby agrees to assume, pay and discharge all liabilities, costs or obligations related to or arising under the Entrust Assets or the Entrust Business (collectively, the "Assumed Liabilities") after the Effective Date as and when the same become due
 -------------------
and payable and performance is required thereunder. Entrust shall also assume, pay and discharge the following liabilities relating to or arising under the Entrust Assets or the Entrust Business prior to the Effective Date:

(a)  deferred income taxes;

(b)  warranty and service work relating to Assumed Contracts; and

(c) accumulated employee vacation and leave entitlements of Entrust Personnel who have accepted employment with Entrust.

Section 3.02. Liabilities Not Assumed. Except for the liabilities and
              -----------------------
obligations expressly assumed in Sections 2.03, 3.01 and 4.01, Entrust does not and shall not assume or otherwise be responsible for any liability or obligation of Nortel (the "Retained Liabilities"), regardless of whether or not such
                --------------------
liabilities or obligations are recognized as liabilities on any books of account, are absolute or contingent or are measurable, including, but not limited to, the following:

(a) any litigation or claim arising out of the ownership of the Entrust Assets, subject to limits of Article VII, on or prior to the Effective Date, including, but not limited to, product liability and warranty claims with respect to Entrust Products sold or services rendered on or prior to the Effective Date, tort liability and any liability for violations of statutes or breach of contract (except any breach of warranty or service work relating to Assumed Contracts);

(b) tax liabilities of any and all kinds including those related to the Entrust Business and the ownership of the Entrust Assets on or before the Effective Date (except deferred income taxes);

(c) any liability of Nortel as an employer including payment of commissions and bonuses accruing prior to or on the Effective Date (except for accumulated vacation and leave entitlements of Entrust Personnel who have accepted employment by Entrust);

(d) any indebtedness of Nortel, whether incurred under any loan agreement, indenture, stock or asset acquisition agreement or otherwise including accounts payable arising from the Entrust Business prior to or on the Effective Date; and

(e) any liability with respect to insurance of the Entrust Assets with respect to any period prior to or on the Effective Date.

                                  ARTICLE IV
                                   EMPLOYEES
                                   ---------

Section 4.01. Entrust Employees. Entrust and Nortel acknowledge that: (i) all
              -----------------
Nortel employees that are Entrust Personnel set forth in Exhibit D have agreed to accept employment with Entrust after the Effective Date, and (ii) all employees offered key employment agreements by ETL have agreed to accept employment with Entrust after the Effective Date pursuant to such agreements. With respect to employees who are Entrust Personnel, Entrust shall do the following:

(a) except as provided in Section 4.02, assume responsibility for all liabilities statutory or otherwise, and costs associated with salary, bonuses, incentives, commissions, vacation and leave entitlements and any and all other amounts which may become payable to or receivable by those Entrust Personnel, relating to their employment with Entrust after the Effective Date. (Unless Entrust expressly agrees otherwise, Entrust shall not assume any liability for all amounts payable to or receivable by such employees relating to their employment on or before the Effective Date, except for accumulated leave and vacation pay accruing prior to the Effective Date.)

(b) register with the Workers' Compensation Board of Ontario ("WCB") as an employer of workers in the Province of Ontario, and establish its own account with the WCB.

(c) pay and be liable for any and all worker's compensation assessments, penalties, fines, levies, charges, surcharges or other amounts which may be assessed after the Effective Date which are entirely attributable to the period following the Effective Date.

Section 4.02. NTL Liability to Employees. With respect employees who are Entrust
              --------------------------
Personnel, NTL shall do the following:

(a) retain responsability for and all liabilities, statutory or otherwise, except for accumulated vacation and leave entitlements, existing at or accrued to and including the Effective Date, including timely employee benefit claims filed after the Effective Date but which relate to circumstances arising prior to the Effective Date, under any and all of the NTL's employee benefit plans, including but not limited to pension plans, business accident plan, dental care plan, group life insurance plan, medical care plan, vision care plan, salary continuance plan, weekly indemnity plan, long-term disability plan, retirement allowance plan, and group registered retirement savings plan, as may cover such Entrust Personnel.

(b) retain responsability for all liability for claims under the Workers' Compensation Act of Ontario ("WCA") existing as at, or accrued to and including the Effective Date, including claims filed after the Effective Date but which are (a) based on accidents or injuries to the extent incurred prior to the Effective Date, or (b) determined by the WCB to relate to the period prior to the Effective Date, but excluding any liabilities with respect to re-employment obligations pursuant to the WCA.

(c) retain responsability for all Worker's Compensation assessments, penalties, fines, levies, charges, surcharges and other amounts which may be assessed before or after the Effective Date which are attributable to the period prior to and including the

     Effective Date.

Section 4.03. Refusal of Employment. Entrust assumes no liability to any person
              ---------------------
who was an employee of the Entrust Business who has not accepted an offer of employment from Entrust as of the Effective Date. NTL shall remain responsible for all liabilities and costs associated with each such employee.

                                   ARTICLE V
                                 CONSIDERATION
                                 -------------

Section 5.01. Calculation of the Consideration. The consideration payable by
              --------------------------------
Entrust for the Entrust Assets is set forth in Section 5.02 which shall be allocated as follows:

(a) to the Equipment, the net book value of the Equipment specified in the Statement of Net Assets;

(b) to the Inventory, the net book value of the Inventory specified in the Statement of Net Assets; and

(c)  to the remaining Entrust Assets, the remainder of the purchase price.

Entrust and NTL acknowledge that the amounts so attributed are the respective fair market values thereof and shall file mutually agreeable form of all elections required or desirable to the relevant tax authorities. Any sales, transfer and/or documentary taxes, if any, payable in connection with the transaction contemplated hereunder shall be paid by NTL.

Section 5.02. Fulfillment of the Consideration. The consideration for the
              --------------------------------
Entrust Assets shall be paid and satisfied in full by:

(a)  assumption by Entrust of the Assumed Liabilities;

(b) the immediate issuance by Entrust to NTL of 192,500 (one hundred and ninety-two thousand) Exchangeable Shares of Entrust; and

(c)  the immediate issuance by Entrust to NTL of one Common Share of Entrust.

Section 5.03 Allocation of Purchase Consideration. The consideration for the
             ------------------------------------
Entrust Assets shall be allocated among the Entrust Assets as follows:

(a) Assumed Liabilities shall be allocated to the extent of their value, to the Equipment, and as to the value of the Equipment in excess of the value of the Assumed Liabilities referred to above, such number of Exchangeable Shares of Entrust as have a fair market value equal to the fair market value of such excess value shall be allocated to such Equipment; and

b) the balance of the Exchangeable Shares shall be allocated among all of the assets comprising the Entrust Assets in proportion to their respective fair market values on the Effective Date.

Section 5.04 Adjustment to Consideration. If Revenue Canada determines that the
------------ ---------------------------
fair market value of the Entrust Assets is greater than or less than the amount determined as the fair market value of such property hereunder, the consideration therefor shall be adjusted in such a manner as may be agreed upon with Revenue Canada. All settlements, adjustments, refunds, payments, or repayments as may be required in order to give effect to such adjustment in consideration shall be effective as of the Effective Date.

Section 5.05 GST Matters. NTL represents to Entrust that NTL is a registrant for
------------ -----------
GST purposes. Entrust shall register for GST purposes. For the purposes of this
Section 5.05, "GST" means any tax imposed pursuant to Part IX of the Excise Tax Act (Canada) (the "ETA") or pursuant to any similar applicable provincial legislation. NTL and Entrust shall, promptly after the Effective Date, elect jointly under subsection 167(1) of the ETA and under any similar applicable provincial legislation, in the form prescribed for the purposes of that provision, in respects of the transfer and assignment of the Entrust Assets hereunder, and Entrust shall file such election with revenue Canada, forthwith after the Effective Date and provide NTL with a copy of the written acknowledgement by Revenue Canada ( and by the provincial taxing authority where applicable) of the receipt of such election.

                                  ARTICLE VI
                                   DELIVERY

Section 6.01. Delivery of Entrust Assets. The transfer of the Entrust Assets
              --------------------------
shall take place on the Effective Date.

                                  ARTICLE VII
                     REPRESENTATIONS AND WARRANTIES OF NTL
                     -------------------------------------

Section 7.01 Representations and Warranties. NTL hereby represents and warrants
             ------------------------------
to Entrust as follows:

(a)  Due Authorization. The sale and purchase herein provided for has been duly
     -----------------
     authorized and approved by NTL and this Agreement has been duly executed and delivered by NTL.

(b)  Statement of Net Assets. The statement of net assets set out in Exhibit H
     -----------------------
     ("Statement of Net Assets") has been prepared by NTL and NTI in good faith
       -----------------------
     and represents NTL's best estimate on the date it was prepared of the book value of the assets and the amount of the liabilities specified therein for the Global Entrust Business.

(c)  Good Title to Entrust Technology. NTL is transferring to Entrust good,
     --------------------------------
     exclusive and valid title to the patents, patent applications, trade secrets and confidential information, registered trademarks and copyrights and other items comprising Entrust Technology, free and clear of all title defect and other encumbrances save as set forth below. NTL has taken and has caused its Affiliates to take, all commercially reasonable steps to preserve the trade secrets and confidential information (including formulae and inventions) comprising Entrust Technology and none of such Entrust Technology has been misappropriated from others. The Entrust Technology is being transferred subject to the following:

     (i)   the rights and interests granted to others under the Assumed
           Contracts;

     (ii) the rights granted by NTL pursuant to patent cross-licenses entered into between NTL and others, including Bell Canada, prior to or on the Effective Date;

     (iii) the rights of Bell Canada to evaluate Entrust Products to the extent created prior to the Effective Date, to obtain general technical information about Entrust Products, and to use confidential information created prior to the Effective Date about Entrust Products for its internal purposes (which rights of Bell Canada do not materially impair the value to Entrust of the Entrust Technology);

     (iv) a perpetual, royalty-free right of NTL and NTL Affiliates to use code fragments incorporated into products prior to the Effective Date other than Entrust Products to the extent that such products do not implement PKI technology;

     (v) minor imperfections of title, if any, none of which is substantial in amount or materially impairs the use of the property subject thereto, which have arisen in the ordinary course of business consistent with past practice; and

     (vi) with respect to common law trade marks and trade names comprising Entrust Technology, NTL represents only that it has no knowledge or reason to know that the use of such trade marks and trade names by Nortel and NTI infringes the rights of third parties.

(d)  Completeness of IPRs.
     --------------------

     (i) The Entrust Technology and the Intellectual Property constitute all the patents, patent applications, trademarks, service marks, trademark applications, service mark applications, trade names, trade secrets and confidential information, copyrights, copyright registrations and intellectual property rights and licenses (collectively "IPR") presently used by Global Entrust Business
                          ---
           (collectively "IPR") save for Excluded Assets and NTI Excluded Assets
                          ---
           (collectively "Excluded IPR").
                          ------------

     (ii) The Assumed Contracts and the NTL Assumed Contracts include all agreements under which ETI or ETL have access to third-party confidential information used by ETI or ETL to conduct the Global Entrust Business (collectively "Trade Secrets") save for contracts
                                           -------------
           constituting Excluded Assets and NTI Excluded Assets (collectively "Excluded Trade Secrets").
            ----------------------

     (iii) The IPR and Trade Secrets include in all material respects the rights necessary for the conduct of the Global Entrust Business as presently conducted, provided, however, no representation is made by the
                      --------  -------
           provisions of this Section 7.01(d)(iii) with respect to infringement of third party rights. For greater certainty, the provisions of this
           Section 7.01(d)(iii) shall in no way limit the indemnity of NTL set forth in Section 8.01 of this Agreement.

     (iv) Except for the NTL Excluded Assets identified as "Freeware/Non-significant licences" and "Runtime libraries and compile environments" in Exhibit B to this Agreement (collectively, the "Non-material IPR"), ETL and ETI will after the Effective Date have
            ----------------
           the right to use the Excluded IPR and Excluded Trade Secrets pursuant to and subject to the provisions of the Additional Agreements.

     (v) The Non-Material IPR is not material to the Global Entrust Business and is available at commercially reasonable rates that, collectively, shall not exceed U.S.$75,000 (seventy five thousand U.S. dollars).

     (vi) NTI and NTL have taken all commercially reasonable efforts necessary to protect the IPR and Trade Secrets.

(e)  Assumed Contracts in Good Standing. Nortel has performed in all material
     ----------------------------------
     respects the obligations required to be performed by it under each Assumed Contract relating to the Entrust Business contributed by NTL and has complied in all material respects with the provisions thereof except for the PDSO contract with the Government of Canada for which a reserve has been provided for in the Statement of Net Assets.

(f)  Material Contracts. Each Assumed Contract (i) for technology used in
     ------------------
     Entrust Products
     worth more than U.S. $50,000 (ii) which requires future expenditures of more than U.S. $50,000 and (iii) which might result in payment to Entrust in excess of $50,000, for which Nortel requires the consent of the other party to the relevant Assumed Contract for the assignment of NORTEL's interest in that Assumed is listed in Exhibit I, each a "Material Contract". Notwithstanding any other provisions of this Agreement, NTL warrants that such Material Contracts will be assigned to Entrust.

(g)  Good Title to Equipment. Nortel is transferring to Entrust good and valid
     -----------------------
     title to the Equipment, free and clear of all title defects, objections or other encumbrances, except (i) minor imperfections of title, if any, none of which is substantial in amount or materially impairs the use of the property subject thereto, which have arisen in the ordinary course of business consistent with past practice, (ii) liens for current taxes not yet due, and (iii) software incorporated therein.

(h)  Good Title to Inventory. Nortel is transferring to Entrust good and valid
     -----------------------
     title to the Inventory, free and clear of all title defects, objections or other encumbrances, except (i) minor imperfections of title, if any, none of which is substantial in amount or materially impairs the use of the property subject thereto, which have arisen in the ordinary course of business consistent with past practice, (ii) liens for current taxes not yet due, and (iii) software incorporated therein.

(i)  Transfer, Sales and Use Taxes etc. NTL shall pay or cause to be paid all
     ---------------------------------
     sales and use taxes, privilege or other excise taxes, if any, which are based either on the circumstance of transfer or on the value of any Entrust Asset that is to be sold or contributed by NTL pursuant hereto that may be imposed on or in connection with the contributions, conveyances, assignments, transfers and deliveries to be made hereunder by Nortel.

(j)  Excluded Technology. The Excluded Technology identified in Exhibit B under
     -------------------
     the headings "Freeware/Non-significant licences" and "Run-time libraries and compile environments" are not material to the Entrust Business and are available at commercially reasonable rates.

(k)  Tax Representations. The compliance by Entrust with the provisions of
     -------------------
     Section 5.03 and Section 5.05 shall not have a materially adverse effect on Entrust.

(l)  No Notice of Infringement. To NTL's knowledge, NTL has received no notice
     -------------------------
     that the use by the Global Entrust Business of the IPR or Trade Secrets infringes the intellectual property rights or misappropriates the trade secrets of third parties.

(m)  Nortel License. NTL represents that it granted to NTI prior to the
     --------------
     Effective Date the exclusive rights to the U.S.A. and Puerto Rico under the Nortel Entrust License as specified in the first recital to this Agreement.

(n)  Completeness of Assets.
     ----------------------

     (i) The Global Entrust Assets include all material leases (other than leases of real property), contracts, inventory and equipment (other than some telecommunication equipment), intellectual property rights and other items and rights used by Nortel in the operation of the Global Entrust Business prior to the Effective Date save forsave for Excluded Assets and NTI Excluded Assets.

     (ii) The Global Entrust Assets constitute all the material assets owned or leased by Nortel or NTI (other than real property) on the Effective Date from which revenues are included within the Financial Statements referred to in the Class B Common Stock Purchase Agreement among, inter alia, NTL and ETI of even date save for Excluded Assets and NTI Excluded Assets.

     (iii) Except for the NTL Excluded Assets identified as "Freeware/Non-significant licences" and "Runtime libraries and compile environments" in Exhibit B to this Agreement (collectively, the "Non-material IPR"), ETL and ETI will after the Effective Date have
            ----------------
           the right to use the Excluded Assets or NTI Excluded Assets or substitute therefore (acceptable to Entrust) and Excluded Trade Secrets pursuant to and subject to the provisions of the Additional Agreements and Nortel has the necessary rights to comply with its obligations under the Additional Agreements.

Section 7.02. Limitation of Warranties. The representations, warranties and
              ------------------------
conditions of NTL in Section 7.01 shall continue in full force and effect for the benefit of Entrust for a period of three (3) years following the Effective Date, after which time NTL is released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by Entrust in writing prior to the expiration of such period.

                                 ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

Section 8.01. Indemnification by NTL. From and after the Effective Date and
              ----------------------
subject to the provisions of this Article VIII, NTL hereby agrees to pay and to indemnify fully, hold harmless and defend Entrust and its agents, directors, officers, partners, employees, servants, consultants, representatives, successors and assigns, from and against any and all claims and/or damages (whether based on negligent acts or omissions, statutory liability, strict liability or otherwise) arising out of, relating to or based upon allegations of:

(a) any inaccuracy or breach of any representation or warranty, or any nonfulfillment of any covenant or agreement of NTL contained in this Agreement or any other related document delivered by NTL on the Effective Date or pursuant to the transactions contemplated hereunder;

(b) any liability whatsoever (whether known, unknown, accrued, absolute, contingent or otherwise) of NTL and/or its Affiliates prior to the Effective Date, other than Assumed Liabilities;

(c)  any Retained Liabilities of NTL;

(d) any liability for infringement of any patent, trade secret, trademark or copyright rights of any person that arise out of Nortel's business as conducted on or before the Effective Date relating to the Entrust Assets transferred by NTL;

(e) severance claims by employees of the Entrust Business immediately prior to the Effective Date who have refused employment with Entrust, if any;

(f) any claim relating to failure by Nortel to comply with any applicable bulk sales legislation concerning the purchase and sale of Entrust Assets provided for in this Agreement; or

(g) any and all actions, suits, proceedings, claims, demands, judgments, assessments, reasonable costs and expenses, incurred in investigating or attempting to avoid the foregoing or in enforcing this indemnity.

Section 8.02. Indemnification by Entrust. From and after the Effective Date,
              --------------------------
subject to the provisions of this Article VIII, Entrust agrees to pay and to indemnify fully, hold harmless and defend NTL and its Affiliates, agents, directors, officers, partners, employees, servants, consultants, representatives, successors and assigns, from and against any and all claims and/or damages (whether based on negligent acts or omissions, statutory liability, strict liability or otherwise) arising out of, relating to or based upon allegations of:

(a) any breach of any covenant or agreement of Entrust contained in this Agreement;

(b) any liability arising out of the Entrust Assets subsequent to the Effective Date, other than Retained Liabilities and any other obligation of NTL hereunder;

(c)  any failure to discharge any Assumed Liability; or

(d) any and all actions, suits, proceedings, claims, demands, judgments, assessments, reasonable costs and expenses, incurred in investigating or attempting to avoid the foregoing or in enforcing this indemnity.

Section 8.03. Method of Asserting Claims. The indemnified party ("Indemnitee")
              --------------------------                          ----------
shall provide the indemnifying party ("Indemnitor") prompt notice in writing
                                       ----------
upon becoming aware of any action, suit, proceeding, claim, demand, judgment or assessment (the "Claim"). Indemnitee shall provide to Indemnitor sole control of
                 -----
the defense or settlement of the Claim. Indemnitee shall cooperate with Indemnitor, at Indemnitor's expense, in the defense or settlement of the Claim. The Indemnitee shall not compromise or settle a Claim without the Indemnitor's prior written consent. Indemnitee may participate in the defence of a Claim at its own expense.

Section 8.04. Coordination of Indemnification Rights.
              --------------------------------------
(a)  Rights Cumulative. Each right of a person to be indemnified, defended
     -----------------
     and/or held harmless pursuant to this Article VIII is independent of such person's rights pursuant to any other Section of this Agreement and shall not be affected or limited in any way by any event or circumstance unless this Article VIII expressly provides that such event or circumstance shall affect or limit such right of such person, regardless of whether or not such event or circumstance affects or limits any other right of such person or any right of any other person under this Article VIII.

(b)  Right of Subrogation. In the event that an Indemnitee has a right of
     --------------------
     recovery against any third party with respect to any damages in connection with which a payment is made to such Indemnitee by an Indemnitor, then (i) such Indemnitor shall, to the extent of such payment, be subrogated to all of the rights of recovery of Indemnitee against such third party with respect to such damages and (ii) Indemnitee shall execute all papers required and take all action necessary to secure such rights, including, but not limited to, the execution of such documents as are necessary to enable such Indemnitor to bring suit to enforce such rights.

Section 8.05. Right to Cure. An Indemnitor under any provision of this Article
              -------------
VIII shall have the right to cure, within a reasonable time and in a manner reasonably satisfactory to Indemnitee and any affected parties, any matter giving rise to such obligation that is susceptible of being cured; provided,
                                                                   --------
however, that any such cure shall not relieve or reduce any such obligations
-------
arising prior to, during or because of such cure or to the extent that such cure is inadequate.

Section 8.06. Limitation of Indemnification.
              -----------------------------

(a)  ETL Indemnification in Certain Circumstances. NTL assumes no liability, and
     --------------------------------------------
     Entrust shall indemnify NTL for infringement claims arising from: (i) combination of Entrust Products or any part thereof with other hardware or software not constituting Entrust Assets under this Agreement or the NTI Transfer Agreement where such infringement would not have arisen from the use of such Entrust Products or portion thereof standing alone; (ii) modification of the Entrust Products after the Effective Date where such infringement would not have occurred but for such modifications; or (iii) use by Entrust of the Entrust Products in a manner or for a purpose not contemplated as of the Effective Date.

(b)  Entrust to Mitigate. If NTL receives notice of an alleged infringement and
     -------------------
     NTL reasonably believes the Entrust Products infringe NTL may require, Entrust, at Entrust's expense, to take all commercially reasonable efforts to: (i) modify the infringing Entrust Products to perform the intended function without infringing any third-party rights; or (ii) substitute software of comparable functionality and performance.

(c)  Global Limit. For all indemnities by NTL for Claims relating to Section
     ------------
     8.01(d) of this Agreement, by NTI from claims relating to Section 8.01(d) of the NTI Transfer Agreement and by NTL and NTI arising from and relating to the Nortel Entrust License, the combined liability of NTI, NTL and its Affiliates shall be limited to a maximum of U.S. $26,000,000 (twenty six million U.S. dollars) for all occurrences. For all indemnities by Entrust for Claims relating to Section 8.06(a) of this Agreement, the combined liability of Entrust, its parent, Entrust Technologies Inc., and the subsidiaries of its parent shall be limited to a maximum of U.S. $26,000,000 (twenty six million U.S. dollars) for all occurrences.


Section 8.07. Remedies Exclusive. The remedies set forth in Section 8.01 as
              ------------------
limited by Section 8.06 and the rights arising under the Series B Stock Purchase Agreement of even date among, inter alia, NTL and Entrust (the "SPA") establish the entire liability of NTL (including its Affiliates) in respect of any claims relating to intellectual property infringement and/or breach of warranty in respect of title to Intellectual Property. Except as set forth in the SPA and the indemnity pursuant to the provisions of Section 8.01, in no event shall NTL be liable for any incidental, punitive or other economic losses arising from such infringements or breaches.

                                  ARTICLE IX
                             CONTINUING COVENANTS
                             --------------------

Section 9.01. Further Assurance and Cooperation. The parties shall from time to
              ---------------------------------
time and at all times hereafter make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, conveyances, consents and assurances as may be required to carry out the transfer of the Entrust Assets and assumption of Assumed Liabilities contemplated under this Agreement, including without limitation appropriate assignments (notarized if required) for filing with any relevant government body or agency.

Section 9.02. Adjustment of Statement of Net Assets. NTL shall deliver to
              -------------------------------------
Entrust a revised Statement of Net Assets to reflect any adjustment that may be appropriate after the relevant NTL year end financial statements have been prepared which Entrust shall use in its opening financial statements. Subject to
Section 7.01(b), no adjustment shall be made to the consideration arising from any reasonable adjustment to the Statement of Net Assets. NTI represents that such revised Statement of Net Assets will on the date of delivery be true and accurate.

Section 9.03. Future Advertising and Sales Activities. Entrust shall identify
              ---------------------------------------
itself as the owner of the Entrust Assets, and as soon as possible but no later than sixty (60) days after the Effective Date, shall cease using the names of Nortel from all business cards and other employee identification materials as well as from and all business records, brochures and other sales or advertising-related material (including materials used for the packaging of any product) received by it hereunder. Notwithstanding the foregoing, Entrust may refer to Entrust as a "Nortel affiliated company".

Section 9.04. Supplier and Customer Communication. NTL shall cooperate with
              -----------------------------------
Entrust to give notice to all suppliers and customers of Nortel which Entrust wishes to inform of the transfer of the Entrust Assets.

                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

Section 10.01. Notices. All notices authorized or required to be given pursuant
               -------
to this Agreement shall be given in writing and either personally delivered to the party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the party at the following addresses. Any party may change its address for the receipt of notices at any time by giving notice thereof to the other parties, in which event this Agreement shall be amended accordingly.

(a)    If to NTL:      Northern Telecom Limited
         8200 Dixie Road, Suite 100
         Brampton,  Ontario
         L6T 5P6
         Attention:  Corporate Secretary
         Fax No.:  905 863 8425

(b)    If to Entrust:  Entrust Technologies Limited
         2 Constellation Court
         Ottawa, Ontario
                       Attention: President
                       Copy: Secretary

Section 10.02. Entire Agreement. This Agreement embodies the complete Agreement
               ----------------
and understanding of Entrust and NTL with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

Section 10.03. Modification. No change or modification of this Agreement shall
               ------------
be of any force unless such change or modification is in writing and has been signed by the duly authorized representatives of the parties hereto.

Section 10.04. Waivers. No waiver of any breach of any of the terms of this
               -------
Agreement shall be effective unless such waiver is in writing and signed by the party against which such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

Section 10.05. Severability. If any provision of this Agreement shall be held to
               ------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.06. Governing Law. This Agreement shall be governed by and be
               -------------
construed in accordance with the laws of the Province of Ontario, without regard to the principles of conflict of laws.

Section 10.07. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE
               --------------------
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.08. Limitation on Rights of Others. No Person other than a party
               ------------------------------
hereto shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 10.09. Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.


IN WITNESS HEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.


NORTHERN TELECOM LIMITED                         ENTRUST TECHNOLOGIES LIMITED

By      /s/ Peter Currie                         By     /s/ John A. Ryan

Name    Peter Currie                             Name   John A. Ryan

Title   Senior Vice President and                Title  President
        Chief Financial Officer


By      /s/ David D. Archibald

Name    David D. Archibald

Title   Vice President and
        Deputy General Counsel